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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement.
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2)).
[X]  Definitive Proxy Statement.
[ ]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                                KCS Energy, Inc.
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                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2) Aggregate number of securities to which transaction applies:

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     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     4) Proposed maximum aggregate value of transaction:

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     5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

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     2) Form, Schedule or Registration Statement No.:

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     4) Date Filed:

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PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION
CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                                KCS ENERGY, INC.
                          5555 SAN FELIPE, SUITE 1200
                              HOUSTON, TEXAS 77056
                                 (713) 877-8006

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             ---------------------

To the Stockholders of KCS Energy, Inc.:

     The 2003 Annual Meeting of Stockholders ("Annual Meeting") of KCS Energy, Inc. (the "Corporation") will be held on Tuesday, May 27, 2003, at the Marathon Tower, 5555 San Felipe, Houston, Texas 77056, at 9:00 a.m. local time for the following purposes:

          1. To elect 2 directors to serve until the Annual Meeting of Stockholders in 2006; and

          2. To take action upon any other business as may properly come before the Annual Meeting, or any adjournment or adjournments thereof.

     The Board of Directors of the Corporation has fixed the close of business on April 2, 2003, as the record date for the determination of the stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. A complete list of stockholders will be open to examination by any stockholder for any purpose germane to the Annual Meeting between the hours of 9:00 a.m. and 5:00 p.m., local time, at the offices of the Corporation at 5555 San Felipe, Suite 1200, Houston, Texas 77056 for ten days prior to the Annual Meeting. The list will also be available at the Annual Meeting and may be inspected by any stockholder who is present.

                                          By Order of the Board of Directors

                                          /s/ FREDERICK DWYER

                                          Frederick Dwyer
                                          Secretary

April 29, 2003

                                   IMPORTANT

STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE TO ENSURE ITS ARRIVAL IN TIME FOR THE ANNUAL MEETING. PLEASE USE THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                KCS ENERGY, INC.
                          5555 SAN FELIPE, SUITE 1200
                              HOUSTON, TEXAS 77056
                                 (713) 877-8006

                             ---------------------

                                PROXY STATEMENT
                      2003 ANNUAL MEETING OF STOCKHOLDERS

     This proxy statement and the accompanying proxy card are being mailed to stockholders on or about April 29, 2003, in connection with the solicitation by the Board of Directors of KCS Energy, Inc. (the "Board of Directors") of proxies to be used at the 2003 Annual Meeting of Stockholders (the "Annual Meeting") of the Corporation to be held on Tuesday, May 27, 2003, at the Marathon Tower, 5555 San Felipe, Houston, Texas 77056 at 9:00 a.m. local time. The Corporation's principal executive offices are located at 5555 San Felipe, Suite 1200, Houston, Texas 77056. In this proxy statement, unless the context requires otherwise, when we refer to "we," "us," "our," "KCS" or the "Corporation" we are describing KCS Energy, Inc.

                               QUORUM AND VOTING

     Holders of record of the Corporation's common stock, par value $0.01 per share (the "Common Stock"), at the close of business on April 2, 2003 will be entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. As of April 2, 2003, there were outstanding 38,216,749 shares of Common Stock, which is the only class of capital stock entitled to vote at the Annual Meeting. These shares were held by 1,117 holders of record. This number does not include any beneficial owners for whom shares of common stock may be held in "nominee" or "street" name. The Corporation also has 9,388 outstanding shares of Series A Convertible Preferred Stock, par value $0.01 per share ("Convertible Preferred Stock"), the holders of which are not entitled to vote at the Annual Meeting. Each holder of Common Stock is entitled to one vote per share on each matter that is called to vote at the Annual Meeting. Stockholders are not entitled to cumulative voting.

     The holders of at least a majority of the outstanding shares of Common Stock entitled to vote must be present, in person or by proxy, to constitute a quorum at the Annual Meeting. Abstentions and broker nonvotes (shares held by a broker or nominee that does not have the authority to vote on a matter) are counted as present in determining whether the quorum requirement is met.

     Our Restated By-Laws require the affirmative vote of a majority of the shares entitled to vote present in person or represented by proxy for all matters to be determined at the Annual Meeting, including the election of directors. Therefore, for purposes of voting on the election of directors, abstentions will be included in the number of shares voting and will have the effect of a vote against the proposal and broker nonvotes will not be included in the number of shares voting and therefore will have no effect on the outcome of the vote.

     The Inspector of Elections for the Annual Meeting will be Julie A. Smith, Vice President of Human Resources of the Corporation, and will tabulate the votes.

     If a stockholder completes, signs, dates and returns the proxy card, his or her shares will be voted at the Annual Meeting in accordance with his or her instructions. If a stockholder returns a proxy card unsigned, his or her vote cannot be counted. If a stockholder signs and dates a proxy card, but does not fill out the voting instructions on the proxy card, the shares represented by the proxy will be voted FOR the election of the two (2) nominees for director to serve until the 2006 Annual Meeting of Stockholders. In addition, if any other matters come before the Annual Meeting, James W. Christmas and Frederick Dwyer, the named proxies, have discretionary authority to vote on those matters in accordance with their best judgment. The Board of Directors is not currently aware of any other matters that may come before the Annual Meeting.

                             REVOCABILITY OF PROXY

     The form of proxy enclosed is for use at the Annual Meeting if a stockholder will be unable to attend in person. The proxy may be revoked by a stockholder at any time before it is exercised by:

     - delivering a written notice of revocation to the Secretary of the Corporation at our principal executive offices;

     - submitting a later-dated proxy to the Secretary of the Corporation at our principal executive offices; or

     - voting in person at the Annual Meeting.

     Attendance at the Annual Meeting will not revoke a proxy unless a stockholder provides written notice of revocation to the Secretary of the Corporation before the proxy is exercised or unless the stockholder votes his or her shares in person at the Annual Meeting.

                        PERSONS MAKING THE SOLICITATION

     This solicitation is made on behalf of the Board of Directors. The cost of preparing, assembling, printing and mailing the Notice of Annual Meeting of Stockholders, this proxy statement, the enclosed form of proxy and any additional materials, as well as the cost of soliciting the proxies will be borne by the Corporation, including reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy materials to, and solicitation of proxies from, the beneficial owners of shares held by such persons. The solicitation will be initially by mail and it may later be decided to make further solicitations by mail, telephone, telex, facsimile or personal call by directors, officers and employees of the Corporation and its subsidiaries, or by use of an independent proxy solicitor. KCS will not pay additional compensation to its officers, directors and employees for their solicitation efforts.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The information provided below indicates the beneficial ownership, as of April 2, 2003, of the Common Stock by each director and nominee, by each executive officer named in the Summary Compensation Table located elsewhere in this proxy statement, by all directors and executive officers as a group and by each person known by us to own more than 5% of the outstanding shares of the Common Stock. For purposes of the tables below, a beneficial owner includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares voting power and/or investment power with respect to the Common Stock. Further, the amounts listed below include any shares of Common Stock that a person has the right to acquire beneficial ownership of within 60 days of April 2, 2003.

OWNERS OF MORE THAN FIVE PERCENT OF COMMON STOCK

     Based solely upon filings made with the Securities and Exchange Commission (the "SEC") and other information provided to the Corporation, the following person is the only person known by the Corporation to own beneficially more than 5% of the outstanding shares of Common Stock as of April 2, 2003.

NAME AND ADDRESS OF                                   AMOUNT AND NATURE OF
BENEFICIAL OWNER                                      BENEFICIAL OWNERSHIP   PERCENT OF CLASS
-------------------                                   --------------------   ----------------
FMR Corp.(1)........................................       3,446,300              9.02%
82 Devonshire Street
Boston, MA 02109

---------------

(1) The Schedule 13G/A filed with the SEC on February 13, 2003 as a joint statement by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson, stated that Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 3,419,400 shares of Common Stock as a result of acting as investment adviser to various registered investment companies. The ownership of one investment company, Fidelity Low Priced Stock Fund, 82 Devonshire Street, Boston, Massachusetts 02109, amounted to all of the securities covered by the statement. The Schedule 13G/A also stated that Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity and the funds, each has the sole power to dispose of all of the securities covered by the statement. However, neither FMR Corp. nor Edward
    C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' Boards of Trustees. Pursuant to a letter dated April 4, 2003 delivered by Fidelity to the Corporation, Fidelity indicated that its holdings in the Corporation had increased to 3,446,300 shares of Common Stock as reported in the table above.

DIRECTORS AND EXECUTIVE OFFICERS

     The address of all directors, director nominees and executive officers in this table is c/o KCS Energy, Inc., 5555 San Felipe, Suite 1200, Houston, Texas 77056.

NAME OF                                             AMOUNT AND NATURE OF
BENEFICIAL OWNER                                   BENEFICIAL OWNERSHIP(1)     PERCENT OF CLASS
----------------                                   -----------------------     ----------------
James W. Christmas...............................         1,391,486(2)(3)            3.59%
William N. Hahne.................................           426,418(2)(4)            1.11%
Harry Lee Stout..................................           300,589(2)(5)           *
Joel D. Siegel...................................           272,451(6)              *
Frederick Dwyer..................................            93,250(2)(7)           *
Christopher A. Viggiano..........................            58,938(8)              *
James E. Murphy, Jr. ............................            33,834(9)              *
Robert G. Raynolds...............................         1,737,024(10)              4.54%
G. Stanton Geary.................................            14,024(11)             *
Directors and Executive Officers as a group
  (9 persons)....................................         4,328,014(12)             10.97%

---------------

  *  Represents beneficial ownership of less than 1%

 (1) Unless otherwise indicated, the beneficial owner has sole voting and investment power.

 (2) Includes shares that are allocated to the beneficial owner's account under the Corporation's 401(k) plan.

 (3) Includes: (i) 66,667 shares issuable upon the conversion of 200 shares of Convertible Preferred Stock; (ii) 153,000 shares that are the subject of restricted stock grants under which Mr. Christmas has voting rights but disposition rights are currently restricted; and (iii) 304,441 shares underlying options exercisable within 60 days of April 2, 2003. Also includes 36,000 shares held in trusts established for the benefit of Mr. Christmas' children as to which Mr. Christmas disclaims any beneficial ownership.

 (4) Includes: (i) 25,333 shares issuable upon the conversion of 76 shares of Convertible Preferred Stock; (ii) 105,000 shares that are the subject of restricted stock grants under which Mr. Hahne has voting rights but disposition rights are currently restricted; and (iii) 211,853 shares underlying options exercisable within 60 days of April 2, 2003.

 (5) Includes: (i) 68,000 shares that are the subject of restricted stock grants under which Mr. Stout has voting rights but disposition rights are currently restricted; and (ii) 138,340 shares underlying options exercisable within 60 days of April 2, 2003.

 (6) Includes: (i) 66,667 shares issuable upon the conversion of 200 shares of Convertible Preferred Stock; and (ii) 2,000 shares underlying options exercisable within 60 days of April 2, 2003. Also includes 16,000 shares held in trusts established for the benefit of Mr. Siegel's children as to which Mr. Siegel disclaims any beneficial ownership.

 (7) Includes: (i) 4,000 shares issuable upon the conversion of 12 shares of Convertible Preferred Stock; (ii) 32,500 shares that are the subject of restricted stock grants under which Mr. Dwyer has voting rights but disposition rights are currently restricted; and (iii) 28,922 shares underlying options exercisable within 60 days of April 2, 2003.

 (8) Includes 2,000 shares underlying options exercisable within 60 days of April 2, 2003.

 (9) Includes 2,000 shares underlying options exercisable within 60 days of April 2, 2003. Mr. Murphy is retiring from the Board of Directors when his term expires on May 27, 2003.

(10) Includes (i) 1,703,917 shares held by the Estate of Stewart B. Kean, for which Mr. Raynolds is a co-executor and has shared voting and investment power; and (ii) 2,000 shares underlying options exercisable within 60 days of April 2, 2003. Also includes 6,824 shares held in trusts established for the benefit of Mr. Raynolds' children as to which Mr. Raynolds disclaims any beneficial ownership.

(11) Includes 2,000 shares underlying options exercisable within 60 days of April 2, 2003.

(12) Includes, among other things: (i) 162,667 shares issuable upon the conversion of 488 shares of Convertible Preferred Stock; (ii) 358,500 shares that are the subject of restricted stock grants under which the beneficial owner has voting rights but disposition rights are currently restricted; and (iii) 693,556 shares underlying options exercisable within 60 days of April 2, 2003.

                             ELECTION OF DIRECTORS

     The Restated By-Laws of the Corporation provide that the Board of Directors shall consist of a minimum of three and a maximum of twelve directors. The Board of Directors has fixed at seven the number of directors of the Corporation. The Corporation's Restated By-Laws also provide that the Board of Directors shall be divided into three classes. One class of directors is elected at each Annual Meeting of Stockholders to serve for a three-year term.

     It is the intention of the persons named in the enclosed proxy, in the absence of a contrary direction, to vote FOR the election of two persons named in this proxy statement as nominees for directors of the Corporation for three-year terms expiring at the 2006 Annual Meeting of Stockholders or until their successors are elected or appointed. Mr. Bowles is not presently serving as a director of the Corporation.

NOMINEES FOR THE BOARD OF DIRECTORS FOR A THREE-YEAR TERM EXPIRING 2006

     The names of the nominees for election as a director to serve until the 2006 Annual Meeting of Stockholders, and certain additional information with respect to each of them, are set forth below. The nominees have consented to be named in this proxy statement and to serve as directors, if elected. There are no family relationships between any of KCS' executive officers or directors or the nominees.

     If, at the time of or prior to the Annual Meeting, any of the nominees is unable or declines to serve, the persons named as proxies may use the discretionary authority provided in the proxy to vote for a substitute or substitutes designated by the Board of Directors. The Board of Directors has no reason to believe that any substitute nominee or nominees will be required.

WILLIAM N. HAHNE (51)

     Mr. Hahne was appointed President and Chief Operating Officer and Director of the Corporation in April 2003. Mr. Hahne served as Executive Vice President and Chief Operating Officer of the Corporation from March 2002 to April 2003 and as Senior Vice President and Chief Operating Officer of the Corporation from April 1998 to March 2002. From October 1997 to April 1998, Mr. Hahne served as Vice President of International & Onshore for Burlington Resources, Inc. From October 1993 to October 1997, Mr. Hahne was employed by The Louisiana Land and Exploration Company where he held a number of positions, including Worldwide Operations Vice President. Mr. Hahne is a Registered Petroleum Engineer and has 30 years of experience with various major independent exploration and production companies.

JAMES L. BOWLES (50)

     Mr. Bowles was employed by Phillips Petroleum Company from 1974 to 2002 where he held a number of positions including President of Phillips Americas Division of Phillips Petroleum Company from 1997 to 2002, Deputy Managing Director of Phillips Norway Division from 1993 to 1997 and Vice President of GPM Corporation, a wholly-owned subsidiary of Phillips Petroleum from 1991 to 1993. Mr. Bowles has over 27 years of experience, including domestic and international, covering virtually all aspects of the oil and gas exploration and production business.

MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

     The names of the directors who are continuing to serve, their terms and certain additional information with respect to each of them, are set forth below.

G. STANTON GEARY (68)

     Mr. Geary is proprietor of Gemini Associates, Pomfret, CT, a venture capital consulting firm, and is president of the 1772 Foundation. Mr. Geary has served as director since 1988 and is a member of the Audit Committee. Mr. Geary's term expires in 2004.

ROBERT G. RAYNOLDS (51)

     Mr. Raynolds has been an independent consulting geologist for several major and independent oil and gas companies from 1992 until the present. Mr. Raynolds has served as director since 1995. Mr. Raynolds is a member of the Executive Committee and Audit Committee and was appointed lead outside director in April 2003. Mr. Raynolds' term expires in 2004.

JAMES W. CHRISTMAS (55)

     Mr. Christmas has served as Chief Executive Officer of the Corporation since 1988 and as President of the Corporation from 1988 to April 2003. Mr. Christmas has served as director since 1988. Mr. Christmas is a member of the Executive Committee and was appointed Chairman in April 2003. Mr. Christmas' term expires in 2005.

JOEL D. SIEGEL (61)

     Mr. Siegel is an attorney-at-law and has been president of the law firm of Orloff, Lowenbach, Stifelman & Siegel, P.A., Roseland, NJ, since 1975. Mr. Siegel has served as director since 1988 and is Chairman of the Compensation Committee and is a member of the Executive Committee. Mr. Siegel's term expires in 2005.

CHRISTOPHER A. VIGGIANO (49)

     Mr. Viggiano has been President, Chairman of the Board and majority owner of O'Bryan Glass Corp., Queens, NY since December 1991. Mr. Viggiano, a certified public accountant, has served as director since 1988 and is Chairman of the Audit Committee and a member of the Compensation Committee. Mr. Viggiano's term expires in 2005.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR TO SERVE UNTIL THE 2006 ANNUAL MEETING OF STOCKHOLDERS. ALL PROXIES EXECUTED AND RETURNED WILL BE VOTED "FOR" THE NOMINEES UNLESS THE PROXY SPECIFIES OTHERWISE.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2002, the Corporation retained, and paid professional fees to, the law firm of Orloff, Lowenbach, Stifelman & Siegel, P.A., of which Joel D. Siegel, a KCS director, is a member. The Corporation believes that the professional fees charged are comparable to the fees of other law firms of similar size and expertise. The

Corporation anticipates that it will continue to use the services of Orloff, Lowenbach, Stifelman & Siegel, P.A. in the future.

           INFORMATION CONCERNING THE BOARD OF DIRECTORS AND CERTAIN
                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors held a total of ten meetings during 2002. Messrs. Christmas, Geary, Raynolds, Siegel and Viggiano attended each of the meetings. Mr. Murphy attended nine of the meetings. Mr. Stewart B. Kean attended each of the four meetings held prior to his death in June 2002. With the exception of Mr. Geary, who attended two of the three Audit Committee meetings held during 2002, each director attended all of the meetings of the committees of which he is a member.

     The Board of Directors has the following committees: (i) an Executive Committee composed of Messrs. Christmas, Raynolds and Siegel; (ii) an Audit Committee composed of Messrs. Geary, Raynolds and Viggiano; and (iii) a Compensation Committee composed of Messrs. Murphy, Siegel and Viggiano. The Corporation does not have a Nominating Committee.

     The Executive Committee performs the duties of the Board of Directors in the management of the business and affairs of the Corporation during intervals between regular board meetings. The Executive Committee met twice in 2002.

     The Audit Committee recommends the appointment of independent auditors, reviews the results of audit engagements and fees, and reviews the adequacy of internal controls. The Audit Committee met three times during 2002. In 2000, the Audit Committee approved and adopted an Audit Committee Charter which sets forth the qualifications of its members and the responsibilities of the committee. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent as required under the listing standards of the New York Stock Exchange.

     The Compensation Committee makes recommendations as to the compensation and other benefits paid to officers and key employees of the Corporation. The Compensation Committee met two times during 2002.

              REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF
                      DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors is composed of three non-employee directors of the Corporation. The Committee is charged with determining the compensation for the senior executives of KCS and its subsidiaries (approximately seven persons), including the granting of awards to such executives under the various incentive compensation programs maintained by the Corporation. The Committee reviews the performance of the Corporation, each business unit and individual senior officers.

COMPENSATION PHILOSOPHY AND POLICIES

     The objective of the KCS executive compensation program is to motivate and reward senior executives who are responsible for realizing financial and strategic objectives that are integral to the Corporation's success and the resultant enhancement of stockholder value. The program is intended to enable the Corporation to attract, retain, motivate and reward executive talent of the highest caliber. The program is also intended to be competitive with companies which are competitors of KCS.

     The Corporation intentionally pays annual base salaries to senior executives that are at or slightly below the competitive market. The base salaries are supplemented by an annual incentive bonus plan, which is based upon performance. The Corporation's philosophy is to have a major portion of total compensation based upon long-term results, emphasizing increased stockholder value. To this end, the Corporation utilizes stock options and restricted stock grants.

     The Committee relies upon compensation comparisons with other companies in the industry in order to determine the competitiveness of its executive compensation program. From time to time, the Committee engages independent compensation experts to assist the Committee in its information gathering and compensation package design functions.

     Once the competitiveness and effectiveness of the Corporation's programs are evaluated, and the results of operations for the prior year are available, the Committee establishes increases to base pay levels, annual bonus plan payouts and grants of restricted stock and stock options.

BASE PAY

     Effective February 1, 2002, the Corporation granted base salary increases to its executive officers of approximately 2.8%. The base pay increases, while subjectively determined, considered increases in the cost of living and the individual's current performance, experience, and scope of responsibilities, as well as the competitive environment for comparable positions within the industry.

ANNUAL INCENTIVE AWARDS

     The Corporation's annual incentive bonus program is designed to reward all eligible employees, including executives for the achievement of annual performance objectives. Each business unit and the Corporation as a whole are given performance targets. The target bonus of each executive is expressed as a percentage of annual base pay, usually between 25% and 55%, depending on the executive's position. For performance results in excess of the target, the annual cash incentive award increases, up to maximum levels, which are set at 50% to 110% of annual base pay, depending on the executive's position. The performance objectives for each executive are related both to the direct responsibilities of that executive and overall corporate results. That is, an executive responsible for a certain business unit will have both business unit and overall corporate objectives to meet. Executives employed by KCS Energy, Inc. (corporate level) are given objectives based on overall corporate performance. Performance criteria are chosen annually for their potential contribution to the creation of stockholder value, and include such measures as production levels, oil and gas reserves added, finding and development costs, increase in the value (PV10) of oil and gas reserves, debt reduction, and strategic objectives. In March 2002, the Corporation made incentive compensation awards, a portion of which was made in cash and a portion with restricted stock, to executive officers based on performance in 2001. In March 2003, the Corporation made incentive compensation payments to each executive officer based on performance in 2002.

LONG-TERM INCENTIVES

     The Corporation uses stock options and restricted stock to reward executives based upon the long-term performance of the Corporation.

     The Corporation uses grants of stock options and restricted stock to closely align executives' financial interests with those of stockholders. The Committee considers individual and overall Corporation or business unit performance as well as recommendations from independent compensation consultants in determining the number of shares of restricted stock and stock options granted. Options are granted at market value as of the date of grant and generally vest one-third per year beginning one year after the grant. Restricted stock grants generally vest three years after the date of grant, but in some instances are subject to accelerated vesting if established performance measures are achieved.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     The Committee applies the same philosophy in determining the compensation of the chief executive officer, Mr. Christmas, as it applies to other executives; that is, to maintain base salary at or slightly below market, with emphasis placed on incentive compensation.

     Because of the 1999 salary freeze for senior management and the Chapter 11 proceedings in 2000, Mr. Christmas did not receive a base pay increase in either year. His salary was increased by 3.6% in February 2001 and 2.4% in February 2002.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Murphy, Siegel and Viggiano served on the Compensation Committee during fiscal 2002. Mr. Siegel, Chair of the Committee, is a member of the law firm of Orloff, Lowenbach, Stifelman & Siegel, P.A. During 2002, the Corporation retained, and paid professional fees to, the law firm of Orloff, Lowenbach, Stifelman & Siegel, P.A. The Corporation believes that the professional fees charged are comparable to the fees of other law firms of similar size and expertise. The Corporation anticipates that it will continue to use the services of Orloff, Lowenbach, Stifelman & Siegel, P.A. in the future.

     This report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE MEMBERS

                                          Joel D. Siegel, Chair
                                          James E. Murphy, Jr.
                                          Christopher A. Viggiano

                               EXECUTIVE OFFICERS

     In addition to Mr. James W. Christmas, Chief Executive Officer of the Corporation and William N. Hahne, President of the Corporation, who are also directors of the Corporation and whose biographies are listed under the heading "Election of Directors" elsewhere in this proxy statement, the following persons served as executive officers of the Corporation, at the discretion of the Board of Directors, during 2002. There are no family relationships between any of our executive officers or directors or nominees.

NAME                                        AGE                    POSITION
----                                        ---                    --------
Harry Lee Stout...........................  55    Senior Vice President, Marketing and Risk
                                                  Management
Frederick Dwyer...........................  43    Vice President, Controller and Secretary
J. Chris Jacobsen.........................  47    Senior Vice President, Mid-Continent
                                                  Division

     Mr. Harry Lee Stout. Mr. Stout was appointed Senior Vice President, Marketing and Risk Management of KCS in March 2002 and has served as President of KCS Energy Services, Inc., a wholly-owned subsidiary of KCS, since September 1996. Mr. Stout served as President of the Corporation's natural gas marketing and transportation subsidiaries from August 1991 until the discontinuation of those operations in 1997.

     Mr. Frederick Dwyer. Mr. Dwyer has served as Vice President and Controller of KCS since March 1997 and Secretary of KCS since May 1998. From May 1996 to March 1997, Mr. Dwyer served as Assistant Vice President and Controller. Mr. Dwyer joined the Corporation upon its formation in 1988, holding various management and supervisory positions. He is a certified public accountant and began his career with Peat, Marwick, Mitchell & Co.

     Mr. J. Chris Jacobsen. Mr. Jacobsen served as Senior Vice President, Mid-Continent Division of KCS from March 2002 until he left the Company in November 2002. Mr. Jacobsen served as Vice President, Engineering and Portfolio Development of KCS from May 1998 until March 2002 and Senior Vice President of KCS Resources, Inc., a wholly-owned subsidiary of KCS, since 1994.

                             EXECUTIVE COMPENSATION

     The following table summarizes the total compensation awarded to, earned by or paid during the last three fiscal years to the chief executive officer of the Corporation and the other four most highly compensated executive officers of the Corporation for fiscal 2002 whose total annual salary and bonus exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG TERM COMPENSATION
                                                    ANNUAL COMPENSATION                    AWARDS
                                             ----------------------------------   -------------------------
                                                                      OTHER       RESTRICTED    SECURITIES
                                                                      ANNUAL        STOCK       UNDERLYING     ALL OTHER
                                             SALARY      BONUS     COMPENSATION     AWARDS     OPTIONS/SARS   COMPENSATION
NAME AND PRINCIPAL POSITION           YEAR     ($)     ($)(1)(2)       ($)        ($)(2)(3)       (#)(4)         ($)(5)
---------------------------           ----   -------   ---------   ------------   ----------   ------------   ------------
James W. Christmas..................  2002   356,730    151,940        --           110,000      125,000         11,101
  President and Chief Executive
  Officer                             2001   348,477         --        --         1,274,215      347,109         10,200
                                      2000   338,000    270,407        --                --           --          9,996
William N. Hahne....................  2002   280,288    108,530        --            82,500      100,000         11,101
  Executive Vice President and        2001   271,791     25,000        --           413,724      230,520         10,200
  Chief Operating Officer             2000   250,000    162,500        --                --           --          9,554
Harry Lee Stout.....................  2002   196,047     45,600        --            55,000       60,000         11,000
  Senior Vice President, Marketing    2001   190,454     30,600        --           160,796      142,340         10,200
  and Risk Management                 2000   183,000     55,000        --                --           --         60,996
J. Chris Jacobsen...................  2002   166,733         --        --            55,000       60,000         10,601
  Senior Vice President,              2001   173,717     50,400        --           170,407       98,082         10,200
  Mid-Continent Division              2000   165,000     55,000        --                --           --         52,669
Frederick Dwyer.....................  2002   128,907     24,990        --            20,625       10,000          8,661
  Vice President, Controller          2001   125,230      7,225        --            83,265       35,589          9,087
  and Secretary                       2000   117,692     35,000        --                --           --          6,735

---------------
NOTES:

(1) Includes bonuses earned in the reported fiscal year and paid in the following fiscal year.

(2) In March 2002, in order to conserve cash, all eligible employees were given the choice to receive their 2001 annual bonus award in cash, restricted stock or a combination of cash and restricted stock. Because of the vesting period and other inherent risks associated with restricted stock, a 25% premium was offered to employees on any portion of their annual bonus that was taken in the form of restricted stock. Each of the executive officers listed above elected to take some or all of their annual bonus in the form of restricted stock. The amounts for 2001 related to annual bonus, including the 25% premium, were $218,752 for Mr. Christmas, $125,001 for Mr. Hahne, $24,252 for Mr. Stout, $42,001 for Mr. Jacobsen (forfeited when he left the Company in November 2002), and $27,096 for Mr. Dwyer.

(3) The amounts set forth above are based on the closing price of Common Stock on the date of grant (March 14, 2002, closing price $2.75, and February 20, 2001, closing price $5.21) and vest three years after the date of grant, except that certain restricted stock grants were subject to accelerated vesting if performance criteria were met. The outstanding restricted stock of the Corporation as of December 31, 2002 and the corresponding value based on the closing price of $1.71 per share on that date were: Mr. Christmas, 192,546 shares, $329,254; Mr. Hahne, 120,455 shares, $205,978; Mr. Stout,
    49,819 shares, $85,190; Mr. Dwyer, 27,353 shares, $46,774; aggregate for the Corporation, 579,528 shares, $990,993. In the event of a change in control of the Corporation, as defined in the executive officers' employment or change of control agreements, any outstanding shares of restricted stock awarded to the executive officers would vest immediately. Dividends are payable to grantees of outstanding restricted stock to the extent, if any, that dividends are paid on Common Stock.

(4) Represents the number of stock options granted during the applicable year under the KCS Energy, Inc. 2001 Employees and Directors Stock Plan.

(5) Amounts shown include amounts contributed by the Corporation as 50% matching contributions for up to the first 6% of compensation, as defined, contributed by the named individual to the KCS Energy, Inc.

    Savings and Investment Plan and the pro rata share of the Corporation's discretionary profit sharing contribution for each fiscal year made on behalf of the named individual to the KCS Energy, Inc. Savings and Investment Plan. In addition, the amounts set forth reflect retention payments in 2000 to Mr. Stout of $51,000 and Mr. Jacobsen of $43,500.

     The following table sets forth information about stock option grants made during 2002 to each of the executive officers named in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                             --------------------------------------------------------      VALUE AT ASSUMED
                                               NUMBER OF     PERCENT OF TOTAL                            ANNUAL RATES OF STOCK
                                              SECURITIES       OPTIONS/SARS     EXERCISE                PRICE APPRECIATION FOR
                                              UNDERLYING        GRANTED TO      OR BASE                       OPTION TERM
                                             OPTIONS/SARS      EMPLOYEES IN      PRICE     EXPIRATION   -----------------------
NAME                                         GRANTED(#)(1)     FISCAL YEAR      ($/SH.)       DATE        5%($)        10%($)
----                                         -------------   ----------------   --------   ----------   ----------   ----------
James W. Christmas.........................     125,000            25%           $2.75     3/14/2012     $216,183     $547,849
William N. Hahne...........................     100,000            20%           $2.75     3/14/2012     $172,946     $438,279
Harry Lee Stout............................      60,000            12%           $2.75     3/14/2012     $103,768     $262,968
J. Chris Jacobsen..........................      60,000(3)         12%           $2.75     3/14/2012     $103,768     $262,968
Frederick Dwyer............................      10,000             2%           $2.75     3/14/2012     $ 17,295     $ 43,828

---------------

(1) All options were granted under the KCS Energy, Inc. 2001 Employees and Directors Stock Plan.

(2) These options were granted on March 14, 2002 with an exercise price equal to the closing price on that date and vest at the rate of one-third each year commencing on the first anniversary of the grant date. The Compensation Committee retains discretion, subject to plan limitations, to modify the terms of the options. In the event of a change in control of the Corporation, as defined in the executive officers' employment or change of control agreements, the options will immediately become fully vested and exercisable.

(3) Forfeited when Mr. Jacobsen left the Company in November 2002.

     The following table sets forth, for each executive officer named in the Summary Compensation Table, information concerning the exercise of stock options during 2002, and the value of unexercised stock options as of December 31, 2002.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                          NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                         UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                             OPTIONS/SARS AT               OPTIONS/SARS AT
                                                SHARES       VALUE        DECEMBER 31, 2002(#)          DECEMBER 31, 2002($)
                                              ACQUIRED ON   REALIZED   ---------------------------   ---------------------------
NAME                                          EXERCISE(#)    ($)(1)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                          -----------   --------   -----------   -------------   -----------   -------------
James W. Christmas..........................      --          --         131,387        340,722          --             --
William N. Hahne............................      --          --          89,260        241,260          --             --
Harry Lee Stout.............................      --          --          59,170        143,170          --             --
J. Chris Jacobsen...........................      --          --              --             --          --             --
Frederick Dwyer.............................      --          --          12,795         32,794          --             --

---------------
NOTES:

(1) Market value of underlying securities on date of exercise minus the exercise price.

EMPLOYMENT AGREEMENTS, CHANGE IN CONTROL AGREEMENTS AND RETENTION AGREEMENTS

     Messrs. Christmas, Hahne, and Stout are parties to employment agreements with the Corporation. The employment agreements for Messrs. Christmas and Hahne have terms of three (3) years that, unless earlier terminated as provided therein, automatically renew each year thereafter. The Corporation is entitled to terminate the employment of each executive at any time without cause (as defined in the employment agreements). These agreements provide for annual base salaries (a minimum of $373,100 in the case of Mr. Christmas and $293,150 in the case of Mr. Hahne) and eligibility for an annual incentive bonus in accordance with the Corporation's annual incentive bonus program. If a change in control occurs prior to August 31, 2004 and, within three (3) years after the change in control, the employment of Mr. Christmas or Mr. Hahne is terminated other than for cause (as defined in the employment agreements), death or permanent disability, or if the executive terminates his employment for good reason (as defined in the employment agreements), then the executive is entitled, among other things, to be paid an amount equal to three (3) times his annual salary and annual incentive bonus. If the Corporation terminates the executive other than for cause, death or permanent disability, or if the executive terminates for good reason (as defined in the employment agreements), at any time when the change in control provisions are not applicable, then the Corporation shall pay to the executive, among other things, an amount equal to two (2) times his annual salary and annual incentive bonus.

     The employment agreement for Mr. Stout has a term expiring December 31, 2003 and, unless earlier terminated as provided therein, is renewed automatically each year thereafter for a one year period. The Corporation is entitled to terminate the employment of Mr. Stout at any time without cause (as defined in the employment agreement). This agreement provides an annual minimum base salary of $205,268 and eligibility for an annual incentive bonus in accordance with the Corporation's annual incentive bonus program. If a change in control of the Corporation occurs prior to August 31, 2004 and, within two (2) years after the change in control, Mr. Stout is terminated for other than cause (as defined in the employment agreement), death or permanent disability or Mr. Stout terminates his employment for good reason (as defined in the employment agreement), then Mr. Stout is entitled, among other things, to be paid an amount equal to two (2) times his annual salary and annual incentive bonus. If the Corporation terminates Mr. Stout other than for cause, death or permanent disability, or Mr. Stout terminates for good reason (as defined in the employment agreement) at any time when the change in control provisions are not applicable, then the Corporation shall pay to Mr. Stout, among other things, an amount equal to his annual yearly salary and annual incentive bonus.

     Mr. Jacobsen had an employment contract which terminated when he left the Corporation in November 2002. The terms of that contract were the same as the terms of Mr. Stout's contract except that Mr. Jacobsen's contract provided for a minimum annual base salary of $180,250.

     Mr. Dwyer is a party to a change in control agreement with KCS. Pursuant to the terms of such agreement, if a change in control occurs on or before August 1, 2004, and within two (2) years following the change in control, Mr. Dwyer's employment is terminated other than for cause (as defined therein) or by Mr. Dwyer for good reason (as defined therein), Mr. Dwyer is entitled, among other things, to be paid an amount equal to his annual base salary and an amount equal to any cash bonus payable to him for such year.

     Mr. Dwyer is a party to a retention agreement whereby he will be entitled to a cash payment of $30,000 if he remains employed with KCS through February 8, 2005 or if his employment with KCS is terminated before February 8, 2005 by the Corporation for any reason other than cause. However, Mr. Dwyer will not be entitled to this payment if he receives a severance payment pursuant to his change in control agreement.

COMPENSATION OF DIRECTORS

     In 2002, directors who are not executive officers of KCS were paid an annual retainer of $20,000 (paid one-half in cash and one-half in Common Stock). The portion of the annual retainer paid in Common Stock of the Corporation was granted pursuant to the KCS Energy Inc. 2001 Employees and Directors Stock Plan (the "2001 Plan"). The number of shares granted to non-employee directors representing 50 percent of the annual retainer was determined by dividing $10,000 by $2.95 (the closing price of one share of Common Stock the date of grant, May 23, 2002). In 2002, each non-employee director received 3,389 shares of Common Stock as part of their annual retainer. The 2001 Plan also provides that each non-employee director be granted stock options for 1,000 shares annually. In 2002, each non-employee director received options for 1,000 shares with an exercise price of $2.95, the closing stock price on the date of grant. These options, which vested immediately, had an exercise price equal to the last closing sale price on the date of grant and expire 10 years after the date of grant.

     Directors who are not executive officers were also paid $1,500 for each meeting of the Board of Directors attended in person ($500 if participation was via telephone) and $1,000 for each committee meeting attended. KCS also reimburses directors, including directors who are executive officers of KCS, for expenses they incur in attending board and committee meetings.

     There was no compensation, not covered above, paid or distributed in 2002 to any of the non-employee directors. As discussed in "Certain Relationships and Related Transactions" elsewhere in this proxy statement, the Corporation paid certain legal fees to a law firm of which Mr. Siegel is a member.

     Beginning in May 2003, director compensation will be adjusted to increase the annual retainer for directors who are not executive officers to $30,000 (paid one-half in cash and one-half in Common Stock), to provide an additional retainer of $20,000 to the lead outside director, to provide an additional retainer of $5,000 each for the chairman of the audit and compensation committees, and to increase fees for committee meetings attended in person to $1,500. Each non-employee director will continue be paid $1,500 for each meeting of the Board of Directors attended in person ($500 if participation is by phone) and to receive stock option grants for 1,000 shares annually.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Upon the recommendation of the Audit Committee, the Board of Directors appointed Ernst & Young LLP, independent public accountants, to audit the Corporation's financial statements for the year ending December 31, 2003.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     By unanimous written consent dated July 1, 2002, the Board of Directors, upon the recommendation of the Audit Committee, approved the dismissal of Arthur Andersen LLP ("Andersen") and the appointment of Ernst & Young LLP to serve as the Corporation's independent public accountants for the fiscal year ending December 31, 2002.

     The audit reports of Andersen with respect to the consolidated financial statements of the Corporation as of and for the fiscal years ended December 31, 2001 and December 31, 2000 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty or audit scope. In addition, there were no modifications as to accounting principles except that the most recent audit report of Andersen dated March 13, 2002 contained an explanatory paragraph with respect to the change in the method of accounting for derivative instruments effective January 1, 2001 as required by the Financial Accounting Standards Board.

     During the years ended December 31, 2001 and 2000 and the subsequent interim period through July 1, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Corporation's financial statements for such years, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Corporation provided Andersen with a copy of the above disclosures and requested that Andersen furnish the Company with a letter addressed to the SEC stating whether or not Andersen agreed with the statements made by the Corporation and, if not, stating the respects in which it does not agree. The

Corporation was informed by Andersen's national office that Andersen could not issue such a letter due to the discontinuance of its audit practice.

     During the Corporation's two fiscal years ended December 31, 2001 and 2000, and the subsequent interim period through July 1, 2002, the Corporation did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Corporation's consolidated financial statements, or any other matters or reportable events described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     The following table presents fees for the audit of our annual consolidated financial statements and for other services provided by Ernst & Young LLP during 2002.

                                                                2002
                                                              --------
Audit Fees..................................................  $418,900
Financial Information Systems Design and implementation.....         0
All Other Fees -- Audit Related.............................     2,000

     Audit Fees. These represent the aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of the Corporation's annual financial statement and reviews of the financial statements included in the Corporation's quarterly reports on Form 10-Q for the year ended December 31, 2002.

     All Other Fees -- Audit Related. These represent consulting fees regarding the new rules for the accounting for special purpose entities.

     The Audit Committee considered whether the provision of non-audit services by the Corporation's independent public accountants is compatible with maintaining the accountants' independence.

                             AUDIT COMMITTEE REPORT

     As described more fully in its charter, the Audit Committee of the Board of Directors ("Audit Committee") is responsible for, among other things, considering the appointment of the independent public accountants for the Corporation, reviewing with the independent public accountants the plan and the scope of the audit, audit fees, monitoring the adequacy of reporting and internal controls and meeting periodically with the independent public accountants. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent as required under the listing standards of the New York Stock Exchange.

     In 2000, the Audit Committee approved and adopted an Audit Committee Charter, which sets forth the qualifications of members and the responsibilities of the committee. The composition of the Audit Committee, the attributes of its members and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis. In accordance with the Audit Committee Charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Corporation. During 2002, the Audit Committee met three times and the Audit Committee chair, as representative of the Audit Committee, discussed the interim financial information contained in each quarterly earnings announcement with the controller and independent public accountants prior to public release.

     Management is responsible for the preparation, presentation and integrity of the Corporation's financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Corporation's independent public accountants, Ernst & Young LLP, are responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the independent public accountants' work.

     The Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent public accountants. Management represented to the Audit Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the independent public accountants represented that its presentations included the matters required to be discussed with the independent public accountants by Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees." The independent public accountants also provided the Audit Committee with a letter required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent public accountants that firm's independence. The Audit Committee considered whether the provision of non-audit services by the Corporation's independent public accountants is compatible with maintaining the accountants' independence.

     Based upon the review and discussions with management and the independent public accountants described in this report, the Audit Committee recommended to the Board of Directors that the Corporation's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

     This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

AUDIT COMMITTEE MEMBERS

                                          Christopher A. Viggiano, Chair
                                          G. Stanton Geary
                                          Robert G. Raynolds

                               PERFORMANCE GRAPH

     The following performance graph compares the performance of the Corporation's Common Stock to the New York Stock Exchange ("NYSE") Market Value Index and to a Peer Group composed of Cabot Oil and Gas Corporation, Comstock Resources, Inc., The Houston Exploration Company, Magnum Hunter Resources, Inc., The Meridian Resource Corporation, Patina Oil and Gas Corporation, Pogo Producing Company, Range Resources Corporation, Stone Energy Corporation, Swift Energy Company, and Tom Brown, Inc. The graph assumes that the value of the investment in the Common Stock, the NYSE Market Value Index and the Corporation selected peer group was $100 at December 31, 1997, and that all dividends were reinvested.

                              (PERFORMANCE GRAPH)

-----------------------------------------------------------------------------------------------------------
                                       12/31/97    12/31/98    12/31/99    12/29/00    12/31/01    12/31/02
-----------------------------------------------------------------------------------------------------------
 KCS Energy Inc.                        100.00       14.57        3.97       19.86       15.25        8.36
-----------------------------------------------------------------------------------------------------------
 Corporation Selected Peer Group        100.00       55.35       69.38      149.47      112.44      115.64
-----------------------------------------------------------------------------------------------------------
 NYSE Market Index                      100.00      118.99      130.30      133.40      121.52       99.27
-----------------------------------------------------------------------------------------------------------

     Our stock performance may not continue into the future with the same or similar trends depicted in the performance graph above. We will not make or endorse any predictions as to future stock performance.

     The performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Corporation specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                 ANNUAL REPORT

     Included with this proxy statement is the Annual Report of the Corporation for 2002. Stockholders are referred to this report for financial and other information about the activities of the Corporation. The Annual Report is not incorporated by reference into this proxy statement and does not constitute a part of the proxy soliciting material.

     A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SEC, INCLUDING ANY FINANCIAL STATEMENTS, MAY BE OBTAINED WITHOUT CHARGE BY WRITTEN REQUEST TO THE CORPORATE SECRETARY, KCS ENERGY, INC., 5555 SAN FELIPE, HOUSTON, TEXAS, 77056.

                             STOCKHOLDER PROPOSALS

     Stockholders are entitled to submit proposals on matters appropriate for stockholder action consistent with regulations of the SEC. Should a stockholder intend to present a proposal at the 2004 Annual Meeting of Stockholders, it must be received by the Secretary of the Corporation at 5555 San Felipe, Suite 1200, Houston Texas 77056, by not later than December 31, 2003, in order to be eligible for inclusion in the Corporation's proxy statement and form of proxy relating to that meeting. Such proposals must meet all of the requirements of the SEC to be eligible for inclusion in the Corporation's 2004 proxy materials. Proposals submitted outside of the processes required by the SEC will be considered untimely if the Corporation is not provided notice of the proposal by March 15, 2004. If timely notice is not given, the proposal may not be brought before next year's annual meeting of stockholders.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's executive officers and directors and persons who own more than ten percent of a registered class of the Corporation's equity securities (collectively, "Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the New York Stock Exchange. The Reporting Persons are required by Securities and Exchange Commission regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Corporation's review of the copies of such forms that it has received, the Corporation believes that with respect to the year ended December 31, 2002, all the Reporting Persons complied with the applicable filing requirements, except that Frederick Dwyer, an executive officer of the corporation, filed a late Form 4.

                                 OTHER BUSINESS

     Management does not intend to present and does not have any reason to believe that others will present at the Annual Meeting any item of business other than those set forth herein. However, if other matters are properly presented for a vote, the proxies will be voted upon such matters at the discretion and in accordance with the judgment of the person acting under the proxy.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ FREDERICK DWYER

                                          Frederick Dwyer
                                          Secretary

Houston, Texas
April 29, 2003

                                KCS ENERGY, INC.
                 ANNUAL MEETING OF STOCKHOLDERS ON MAY 27, 2003

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE                                                                                             WITHHOLD  FOR ALL
                                                                                                          FOR ALL  FOR ALL   EXCEPT
               THIS PROXY IS SOLICITED ON BEHALF OF                        1. Election of Directors         [ ]      [ ]       [ ]
                    THE BOARD OF DIRECTORS
     The undersigned hereby appoints James W. Christmas and                   (01) WILLIAM N. HAHNE
Frederick Dwyer, and each of them, attorneys and proxies, with
power of substitution in each of them, to vote for and on behalf              (02) JAMES L. BOWLES
of the undersigned at the Annual Meeting of Stockholders of the
Corporation to be held on Tuesday, May 27, 2003, at the Marathon           INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR AN
Tower, 5555 San Felipe, Houston, Texas 77506 at 9:00 a.m. local            INDIVIDUAL NOMINEE, CHECK THE BOX LABELED "FOR ALL
time or at any adjournment thereof, upon all matters properly              EXCEPT" AND WRITE THAT NOMINEE'S NAME IN THE SPACE
coming before the meeting, as set forth in the related Notice of           PROVIDED BELOW.
Annual Meeting of Stockholders and Proxy Statement, both of which
have been received by the undersigned. The proxies are hereby              ---------------------------------------------------------
instructed to vote as follows:
                                                                           2.  To take action upon any other business as may
                                                                               properly come before the meeting or any adjournment
                                                                               thereof.

                                                                           PLEASE CHECK BOX IF YOU PLAN TO
                                                                           ATTEND THE MEETING.                                   [ ]

                                                                               THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN
                                                                           THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS
                                                                           PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR
                                                                           DIRECTOR AND, IN THE DISCRETION OF THE PROXIES, WITH
                                                                           RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME
                                                                           BEFORE THE MEETING.

                                                                               THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE
                                                                           ELECTION OF THE NOMINEES FOR DIRECTOR.

                                                                               Please sign exactly as your name appears herein.
                                                                           Please give full title if signing as an attorney,
                                                                           executor, administrator, trustee or guardian. If the
                                                                           signer is a corporation, please sign full corporate name
Please be sure to sign and date            Date                            by duly authorized officer, giving full title as such. If
 this Proxy in the box below.                   -----------------          the signer is a partnership, please sign in partnership
                                                                           name by authorized person.

                                                                               For an account in the name of two or more persons,
------------------------------    -------------------------------          each person should sign, or if one signs, he should
   Stockholder sign above          Co-holder (if any) sign above           attach evidence of his authority.

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                 o DETACH ABOVE CARD, SIGN, AND DATE AND MAIL o
                       IN POSTAGE PAID ENVELOPE PROVIDED.

                                KCS ENERGY, INC.

--------------------------------------------------------------------------------
   Please sign this proxy and return it promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you attend.

                              PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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